                                                                       EXHIBIT 5




           [LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]


                                 April 5, 2001

Tut Systems, Inc.
5964 W. Las Positas Blvd.
Pleasanton, California 94588

Ladies and Gentlemen:

     We have acted as counsel to Tut Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration of 65,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), as described in a registration statement on Form S-8 relating to the Common Stock to be issued under the Company's Orga Stock Option Plan (the "Plan"), which registration statement is to be filed with the Securities and Exchange Commission (the "Registration Statement").

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     A. The shares of Common Stock to be issued under the Plan that are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

     B. The shares of Common Stock to be issued under the Plan that are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and non-assessable.

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Tut Systems, Inc.
April 5, 2001
Page 2

     We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                   Sincerely,


                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.